                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12


                           HOMESTAKE MINING COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           HOMESTAKE MINING COMPANY
                        1600 Riviera Avenue, Suite 200
                      Walnut Creek, California 94596-3568
                              Tel. (925) 817-1300
[HOMESTAKE LOGO]
                               ----------------

                   Notice of Annual Meeting of Stockholders


                        Date:     April 27, 2001

                        Time:     11:00 a.m.

                        Location: Colonial Room
                                  Westin St. Francis Hotel
                                  335 Powell Street
                                  San Francisco, California


                                                                 March 27, 2001

To the Holders of Homestake Mining Company Common Stock:
To the Holders of Homestake Canada Inc. Exchangeable Shares:
To the Holders of Homestake Mining Company CHESS Depository Interests:

  You are cordially invited to attend Homestake's 2001 Annual Meeting of Stockholders. At the Annual Meeting, we will report on matters of current interest to our Stockholders. In addition, we will ask you to:

  .  Elect three Class II directors;

  . Approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2001; and

  . Consider and vote on any other business that properly comes before the meeting.

  If you were a record holder of Homestake Common Stock, Homestake Canada Inc. Exchangeable Shares, or Homestake CHESS Depository Interests at the close of business on March 6, 2001, you have the right to vote at the meeting.

  I look forward to seeing you on April 27th.

                                          Sincerely,

                                          /s/ Jack E. Thompson
                                          Jack E. Thompson
                                          Chairman and Chief Executive Officer


 Your vote is important. Whether you plan to attend or not, please sign, date and return the enclosed proxy card or voting instruction form in the envelope provided.

                                PROXY STATEMENT

                                    for the

                           HOMESTAKE MINING COMPANY
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                                                                 March 27, 2001

  The Homestake Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Stockholders. This Proxy Statement provides the information you need to know to vote at the Annual Meeting.

  . If you are a holder of Homestake Common Stock, we have enclosed a proxy card which you can use to vote your shares of Homestake Common Stock.

  . If you are a holder of Homestake Canada Inc. (HCI) Exchangeable Shares or Homestake CHESS Depository Interests, we have enclosed a voting instruction form which you can use to give the voting instructions that indirectly permit you to vote at the Annual Meeting.

Our 2000 Annual Report, which includes our financial statements and other important information about Homestake, also is enclosed.

                         VOTING AT THE ANNUAL MEETING

Who is Entitled to Vote at the Annual Meeting

  The "record date" for the Annual Meeting is March 6, 2001. On March 6, 2001, there were outstanding 259,956,831 shares of Homestake Common Stock (including shares represented by Homestake CHESS Depository Interests) and 3,289,146 HCI Exchangeable Shares (excluding HCI Exchangeable Shares held by Homestake), for a total of 263,245,977 shares entitled to vote at the Annual Meeting.

  If you held Homestake Common Stock or HCI Exchangeable Shares in your name at the close of business on March 6, 2001, you are entitled to vote at the Annual Meeting. If you owned Homestake Common Stock or HCI Exchangeable Shares at March 6, 2001, but they are in the name of a broker, bank or other nominee, that broker, bank or other nominee votes on your behalf unless it gives you or your designee a proxy. If you owned Homestake CHESS Depository Interests in your name at March 6, 2001, you need to give voting instructions to CHESS Depository Nominees Pty Ltd, who will vote the underlying shares of Homestake Common Stock as you instruct.

Voting your Shares

 Homestake Common Stock

  Each share of Homestake Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Homestake Common Stock that you own.

  There are three ways to vote your shares of Homestake Common Stock on proposals at the Annual Meeting:

  . You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy" (one of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but don't give instructions on how to vote your shares, your shares will be voted as recommended by the Homestake Board as follows:

    .  ""FOR'' the election of the three director nominees; and

    . ""FOR'' the appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

  . You can vote by telephone or by the internet by following the telephone or internet voting instructions that are included with your proxy card. If you vote by telephone or by the internet, don't return the proxy card.

  . You can attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That's the only way we can be sure that the broker, bank or other nominee has not already voted your shares.

 HCI Exchangeable Shares

  Your HCI Exchangeable Shares give you essentially the same economic rights and, indirectly, the same voting rights that you would have if you held Homestake Common Shares. You receive dividends from HCI that are equivalent to the dividends paid on Homestake Common Stock, except that your cash dividends are payable in Canadian dollars rather than U.S. dollars. (You don't share in dividends or distributions payable by HCI on the HCI Common Shares, all of which are owned by Homestake.) You also are entitled to exercise the same voting rights as a holder of Homestake Common Stock. (Except as required by Ontario law, you do not exercise voting rights as a shareholder of HCI.) That is the reason we are sending you this proxy material. Your HCI Exchangeable Shares are also exchangeable at any time for Homestake Common Stock on a one-to-one basis.

  Each HCI Exchangeable Share that you own in your name entitles you to one vote. Your voting instruction form shows the number of HCI Exchangeable Shares that you own.

  There are two ways to vote your HCI Exchangeable Shares:

  . You can vote by signing and returning the enclosed voting instruction form. The voting instruction form permits you to instruct Computershare Trust Company of Canada to vote in respect of your HCI Exchangeable Shares. Computershare serves as the trustee under the Voting, Support and Exchange Trust Agreement that Homestake, HCI and Computershare entered into when HCI Exchangeable Shares were first issued. As trustee, Computershare holds a Special Voting Share of Homestake that enables it to vote on behalf of the HCI Exchangeable Shares on all matters presented to Homestake stockholders. You also can use your voting instruction form to name a proxy. You can name the persons designated by Homestake as your proxies, or you can designate another proxy. Computershare must receive your voting instructions by 5:00 p.m. Vancouver, British Columbia time on Wednesday, April 25, 2001. That will give Computershare enough time to tabulate the voting instructions and vote on your behalf. If you sign and return the voting instruction form but don't give instructions on how to vote your shares, Computershare will vote as recommended by the Homestake Board as follows:

    .  "FOR" the election of the three director nominees; and

    . "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

  . You can attend the Annual Meeting and vote in person. Your voting instruction form permits you to name yourself as proxy. Bring your voting instruction form with you, naming yourself as proxy, and we will give you a ballot when you arrive. However, if your HCI Exchangeable Shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That's the only way we can be sure that the broker, bank or other nominee has not already instructed Computershare to vote your HCI Exchangeable Shares.

 Homestake CHESS Depository Interests

  Each Homestake CHESS Depository Interest represents beneficial ownership of one share of Homestake Common Stock, so each Homestake CHESS Depository Interest that you own at the March 6, 2001 record date entitles you to one vote. Your CDI Voting Instruction Form shows the number of Homestake CHESS Depository Interests that you own.

  . You can vote only by signing and returning the enclosed CDI Voting Instruction Form. The CDI Voting Instruction Form permits you to instruct CHESS Depository Nominees Pty Ltd to vote the underlying shares of Homestake Common Stock on your behalf. CHESS Depository Nominees Pty Ltd is the record holder of the Homestake Common Stock represented by your CHESS Depository Interests. CHESS Depository Nominees Pty Ltd (c/o Computershare Investor Services Pty Limited) must receive your voting instructions by 5:00 p.m. Sydney, Australia time on Thursday, April 26, 2001. That will give CHESS Depository Nominees Pty Ltd enough time to tabulate the voting instructions and vote on your behalf. If you sign and return the CDI Voting Instruction Form but don't give instructions on how to vote your shares, CHESS Depository Nominees Pty Ltd will vote as recommended by the Homestake Board as follows:

    .  "FOR" the election of the three director nominees; and

    . "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

  If you have any questions about your HCI Exchangeable Shares or Homestake CHESS Depository Interests, you may call Wayne Kirk, Homestake's Secretary, at Homestake's office in Walnut Creek, California, at (925) 817-1351.

 Additional Matters Presented at the Annual Meeting

  If you sign and return the proxy card for Homestake Common Stock or vote your shares by telephone or the internet, and any matter is presented at the Annual Meeting in addition to the matters described in the Notice of Annual Meeting, the Homestake officers named as proxies will vote in their best judgment. If you give Computershare authority to vote your HCI Exchangeable Shares, Computershare has advised Homestake that it will vote on any additional matters as recommended by Homestake's management. If you give CHESS Depository Nominees Pty Ltd authority to vote your Homestake CHESS Depository Interests, CHESS Depository Nominees Pty Ltd has advised Homestake that it will give authority to Homestake's management to vote in their best judgment on any additional matters. When this Proxy Statement went to press, we were not aware of any matters to be considered at the Annual Meeting other than the matters described in the Notice of Annual Meeting.

Revoking your Proxy or Voting Instructions

 Revoking your Proxy for Homestake Common Stock

  If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  .  You may send another proxy card with a later date.

  . You may notify Wayne Kirk, Homestake's Secretary, in writing before the Annual Meeting that you have revoked your proxy.

  . You may attend the Annual Meeting, revoke your proxy, and vote in person.

 Revoking your Voting Instructions for HCI Exchangeable Shares

  If you give voting instructions to Computershare or appoint a proxy, you may revoke the voting instructions or the proxy at any time before the shares are voted by doing any one of the following:

  . You may send another voting instruction form with a later date to Computershare, but it must reach Computershare by 5:00 p.m. Vancouver, British Columbia time on Wednesday, April 25, 2001 to be sure that Computershare has enough time to communicate the change.

  . You may notify Wayne Kirk, Homestake's Secretary, in writing before the Annual Meeting that you have revoked your voting instruction or proxy.

  . You may attend the Annual Meeting, revoke your voting instructions to Computershare, appoint yourself as proxy, and vote in person.

 Revoking your Voting Instructions for Homestake CHESS Depository Interests

  If you give voting instructions to CHESS Depository Nominees Pty Ltd, you may revoke the voting instructions at any time before 5:00 p.m., Sydney, Australia time on April 26, 2001 by sending another CDI Voting Instruction Form with a later date to CHESS Depository Nominees Pty Ltd (c/o Computershare Investor Services Pty Limited).

Votes Required to Approve the Proposals

  Homestake Common Stock (including the shares represented by Homestake CHESS Depository Interests) and HCI Exchangeable Shares vote together as a single class. In the rest of this Proxy Statement, we use the term "Shares" to refer to both the Homestake Common Stock (including the shares represented by Homestake CHESS Depository Interests) and the HCI Exchangeable Shares, and we use the term "Stockholders" to refer to holders of Homestake Common Stock, the holders of Homestake CHESS Depository Interests, and holders of HCI Exchangeable Shares.

  Election of Directors. Directors are elected by a plurality vote of Shares. This means that the three nominees receiving the highest number of votes will be elected, even if none receives a majority of the votes cast.

  Appointment of Independent Auditors. The appointment of
PricewaterhouseCoopers LLP as our independent auditors for 2001 must be approved by a majority of the Shares represented at the Annual Meeting.

  Other Proposals. If any other proposals are presented at the Annual Meeting and are in order for voting, the number of votes required for approval will depend on the nature of the proposal. Under Delaware law and the New York Stock Exchange rules that govern voting at our Stockholder Meetings, generally the number of votes required to approve a matter is a majority of the Shares represented at the Meeting or a majority of all Shares entitled to vote at the Meeting.

  Broker Votes, Non-Votes and Abstentions. If your broker holds your Shares in its name and you do not give the broker voting instructions, under the rules of the New York Stock Exchange, your broker may, but is not required to, vote your Shares on the election of directors and on the appointment of independent auditors. If you do not give your broker voting instructions and the broker does not vote your Shares, this is referred to as a "broker non-vote." Abstentions or broker non-votes have no effect on the election of directors. Abstentions or broker non-votes on the proposal to appoint the independent auditors has the same effect as a vote "against" the proposal.

Failure of Holders of HCI Exchangeable Shares to Give Instructions to Computershare

  If you hold HCI Exchangeable Shares and you do not sign and return the voting instruction form to Computershare, Computershare will NOT vote your HCI Exchangeable Shares.

Failure of Holders of Homestake CHESS Depository Interests to Give Instructions to CHESS Depository Nominees Pty Ltd.

  If you hold Homestake CHESS Depository Interests and you do not sign and return the CDI Voting Instruction Form to CHESS Depository Nominees Pty Ltd, CHESS Depository Nominees Pty Ltd will NOT vote your Homestake CHESS Depository Interests.

Quorum Requirement

  A quorum of Shares is necessary to hold a valid meeting. A quorum will exist if holders of at least a majority of the Shares outstanding are present at the Annual Meeting, either in person or represented by proxy. Abstentions are counted as present for establishing a quorum.

Solicitation Costs

  We are soliciting proxies and voting instructions on behalf of Homestake's Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. We have hired D.F. King & Co., Inc. to assist in the solicitation process. We will pay D.F. King $12,000, plus expenses.

  We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

                          SHARE OWNERSHIP INFORMATION

Ownership Guidelines

  Executives. In 1997, the Board of Directors established stock ownership guidelines for Company executives. We encourage, but do not require, Company executives to meet the guidelines within five to seven years. The guideline for the Chief Executive Officer is ownership of Shares having a value approximately equal to three times base salary. The guideline for the President is two times base salary, and for vice presidents the guidelines are either one or two times base salary, depending on the vice president's level of seniority and responsibility.

  Directors. We expect outside directors (that is, directors who are not employed by Homestake or any of our subsidiaries) to own Shares having a value approximately equal to three times the annual retainer paid to outside directors. The annual retainer is $20,000, so the expected level of ownership is Shares worth approximately $60,000. We generally expect outside directors to achieve this level of stock ownership within five years of the date he or she becomes a board member.

Share Ownership by Homestake Directors and Executives

  The following table shows the number of Shares beneficially owned by Homestake's directors, its five highest paid executives, and all of its directors and executives as a group at March 6, 2001. It also shows the number of shares those directors and executives have a right to acquire on or before May 6, 2001.

  Other than Robert H. Clark, Jr. (see note 2 below), no director or executive beneficially owns more than one percent of the 263,245,977 Shares outstanding on March 6, 2001. All directors and executives together beneficially own, and have the right to acquire on or before May 6, 2001, approximately 4.02% of the Shares deemed outstanding. This includes Shares held by Case, Pomeroy & Company, Inc.

                                                 Right to
                                              Acquire Shares Total Beneficially
                                 Beneficially  on or Before   Owned and Right
Name                             Owned Shares  May 6, 2001   to Acquire Shares
----                             ------------ -------------- ------------------
Gerhard Ammann.................       9,351            67             9,418
M. Norman Anderson(1)..........       7,101         9,686            16,787
Robert H. Clark, Jr.(2)........   7,984,868         2,334         7,987,202
John Neerhout, Jr..............       9,351         5,473            14,824
Peter J. Neff..................       5,932         2,015             7,947
Thomas J. O'Neil...............         597             0               597
Carol A. Rae...................       3,592           810             4,402
Walter T. Segsworth............      19,868       148,450           168,318
Jack E. Thompson(3)............     131,482       667,325           798,807
Jeffrey L. Zelms...............       6,401           198             6,599
Lee A. Graber..................      26,856       215,650           242,506
Wayne Kirk.....................      35,265       365,750           401,015
William F. Lindqvist...........      27,285       232,925           260,210
All directors and executives as
 a group (23 persons)..........   8,345,015     2,317,430        10,662,445

--------
(1) Beneficially owned Shares includes 3,092 Shares owned by a wholly-owned company and 1,480 HCI Exchangeable Shares.

(2) Beneficially owned Shares includes 7,961,776 Shares owned by Case, Pomeroy & Company, Inc. Mr. Clark is the Chairman, President and Chief Executive Officer and, with family members, is a principal shareholder of Case Pomeroy. The Shares owned by Mr. Clark, including the Shares owned by Case Pomeroy, represent approximately 3.03% of the Shares outstanding as of March 6, 2001.

(3) Includes 400 Shares held as custodian for a minor child. Mr. Thompson disclaims beneficial ownership of such Shares.

Significant Stockholders

  We have one Stockholder who beneficially owns five percent or more of the 263,245,977 Shares outstanding as of March 6, 2001.

Name and Address                                    Number of Shares  Percent of
of Beneficial Owner                                Owned Beneficially   Class
-------------------                                ------------------ ----------
August von Finck(1)...............................   32,257,900(1)    12.25%(1)
 Pacellistrasse 4
 80333 Munich, Germany

--------
(1) Of the Shares shown, August von Finck owns 21,000,000 Shares and three of his adult children own 5,257,900, 3,000,000 and 3,000,000 Shares, respectively. Each of August von Finck and the three adult children disclaims beneficial ownership of the Shares held by the others.

  The information that appears in this table comes from reports filed with the United States Securities and Exchange Commission by Mr. von Finck and members of his family.

                                PROPOSAL NO. 1

                          ELECTION OF THREE DIRECTORS

  The Board of Directors of Homestake consists of 10 members, divided into three classes. One class is elected at each Annual Meeting of Stockholders to serve a three-year term. On April 27, 2001, two of the directors, M. Norman Anderson and John Neerhout, Jr., will be age 70 and will retire under the Company's mandatory retirement policy for directors. We have not nominated anyone to replace Messrs. Anderson and Neerhout, so the Board of Directors will amend the Company's By-laws on April 27, 2001 to reduce the total number of Directors to eight.

  In addition to the retirements, the terms of three Class II directors will expire at the date of the Annual Meeting. We have renominated each of those Class II directors to serve an additional three-year term, to expire at the Annual Meeting in 2004. There are five other directors who are not up for election this year, and they will continue in office.

                     INFORMATION ABOUT THE HOMESTAKE BOARD

Directors Nominated This Year for Class II Director Terms Expiring in 2004

                             Age at
                            April 27, Director
 Director                     2001     Since       Biographical Information
 --------                   --------- --------     ------------------------
 Thomas J. O'Neil..........     61      2000   Mr. O'Neil has been the
                                               President and Chief Operating
                                               Officer of Cleveland-Cliffs
                                               Inc. (iron mining) since 2000.
                                               He was Executive Vice
                                               President, Operations of
                                               Cleveland-Cliffs from October
                                               1, 1995 until December 31,
                                               1999, and has been employed as
                                               an officer of Cleveland-Cliffs
                                               since 1991.

 Walter T. Segsworth.......     51      2001   Mr. Segsworth has been the
                                               President and Chief Operating
                                               Officer of Homestake since
                                               April 1999 and a director since
                                               February 2001. He was Vice
                                               President--Canada of Homestake
                                               and President and Chief
                                               Executive Officer of Homestake
                                               Canada Inc. from April 1998
                                               until March 1999 and President
                                               and Chief Executive Officer of
                                               Prime Resources Group Inc. from
                                               April 1998 through December
                                               1998. Prior to joining
                                               Homestake he was President,
                                               Chief Executive Officer and a
                                               Director of Westmin Resources
                                               Limited (base metals mining).
                                               He is a director of Expatriate
                                               Resources Limited (base metals
                                               mining).

 Jack E. Thompson..........     51      1994   Mr. Thompson has been the
                                               Chairman of Homestake since
                                               July 1998, the Chief Executive
                                               Officer of Homestake since May
                                               1996, and a director of
                                               Homestake since August 1994. He
                                               was President of the Company
                                               from August 1994 until April
                                               1999. He has held other
                                               positions with Homestake and
                                               its subsidiaries beginning in
                                               1981.


              The Board of Directors recommends that you vote FOR
                 each of the directors nominated by Homestake.

Continuing Class III Directors to Serve Until the 2002 Annual Meeting

                             Age at
                            April 27, Director
 Director                     2001     Since       Biographical Information
 --------                   --------- --------     ------------------------
 Gerhard Ammann(2).........     57      1998   Mr. Ammann, a chartered
                                               accountant, has been a partner
                                               with Mandataria Revision AG
                                               (consulting firm) since 1988.
                                               He is a director of Monarch
                                               Resources Ltd. (investment
                                               fund).

 Peter J. Neff.............     62      1998   Mr. Neff is an international
                                               business management consultant.
                                               He was previously employed by
                                               Rhone-Poulenc Inc. (chemicals
                                               and pharmaceuticals). He joined
                                               Rhone-Poulenc in 1987 as
                                               President and Chief Operating
                                               Officer and was elected Chief
                                               Executive Officer in 1991 and
                                               served as President and Chief
                                               Executive Officer until his
                                               retirement in December 1997.
                                               Mr. Neff is a director of UST
                                               Inc. (tobacco and wine
                                               manufacturer and distributor)
                                               and Envirogen, Inc.
                                               (environmental services).

 Carol A. Rae..............     55      1995   Ms. Rae has been the President
                                               and Chief Executive Officer of
                                               Integrated Media and Marketing,
                                               LLC (producer of educational
                                               video and multimedia products)
                                               since 1995, and the President
                                               of MedVal Technologies
                                               International, Inc.
                                               (manufacturer of orthopedic
                                               splints) since 1984. She has
                                               been a member of the Board of
                                               Directors of the U.S. Chamber
                                               of Commerce since 1994. She was
                                               President and Chief Executive
                                               Officer of Magnum Diamond
                                               Corporation (manufacturer of
                                               ophthalmic surgical
                                               instruments) from 1989 to 1995.
                                               She is a director of Fountain
                                               Pharmaceuticals, Inc.
                                               (therapeutic skin care
                                               products).

--------
(2) Mr. Ammann was proposed as a director by August von Finck, a significant Stockholder of the Company. See page 6.

Continuing Class I Directors to Serve Until the 2003 Annual Meeting

                             Age at
                            April 27, Director
 Director                     2001     Since       Biographical Information
 --------                   --------- --------     ------------------------
 Robert H. Clark, Jr.......     60      1984   Mr. Clark has been Chairman
                                               since 1999, Chief Executive
                                               Officer since 1993, President
                                               since 1983, and a director
                                               since 1968 of Case, Pomeroy &
                                               Company, Inc. (real estate, oil
                                               and gas, investments). Mr.
                                               Clark is a director of FINOVA
                                               Group Inc. (financial
                                               services).

 Jeffrey L. Zelms..........     57      1997   Mr. Zelms has been the Vice
                                               Chairman since 1998, the Chief
                                               Executive Officer since 1992,
                                               and the President since 1986 of
                                               The Doe Run Company (lead, zinc
                                               and copper mining and smelting,
                                               lead fabrication and
                                               recycling). He is a director of
                                               the Phoenix Textile Corporation
                                               (linen supplier for the health
                                               industry).

Board Meetings and Committees

  In 2000, our full Board met 13 times.

  Our Board has seven standing committees:

  The Audit Committee monitors our financial reporting process and internal control system; reviews the annual financial statements and annual report on Form 10-K, the quality of and changes in accounting principles and other matters relating to the annual external audit; reviews the performance of our internal audit department and the external auditors; considers the reports of our external and internal auditors; and inquires about significant risks we face and the steps we are taking to deal with those risks. The Audit Committee also recommends to the Board which auditing firm we should retain for the next fiscal year. All of the members of the Audit Committee are "outside directors," that is, directors who are not employees of Homestake or any of our subsidiaries, and none of them receives compensation for services in any capacity other than as a director. They are also "independent" as defined in Corporate Governance Standard 303.01 of the New York Stock Exchange. The Audit Committee met four times during 2000.

  The Compensation Committee evaluates and recommends to the Board the compensation and benefits for our executives and key employees. The Compensation Committee also administers our stock option and share rights plans, and administers our Change of Control Severance Plan, the Supplemental Retirement Plan, the Executive Supplemental Retirement Plan, and the Deferred Compensation Plan. All of the members of the Compensation Committee are outside directors, and none of them receives compensation for services in any capacity other than as a director. The Compensation Committee met three times during 2000.

  The Director Affairs Committee reviews and evaluates candidates for director, including nominees recommended by our Stockholders, and determines the appropriate skills and characteristics required of Board members. The Committee evaluates the performance of the Board, recommends assignments to Board committees, recommends composition and amount of director compensation, recommends stock ownership goals for Directors, and determines which Directors are independent under the Company's Policy Regarding Independent Directors. The Director Affairs Committee also oversees the administration of the Company's ethics policies. All of the members of the Director Affairs Committee are outside directors, and none of them receives compensation for services in any capacity other than as a director. The Director Affairs Committee met five times during 2000. Applications and communications relating to candidates for director may be sent to Wayne Kirk, Homestake's Corporate Secretary, at the Company's office in Walnut Creek, California.

  The Environment, Health and Safety Committee oversees our compliance with environment, health and safety laws and policies, evaluates the Company's environment, health and safety policies, and oversees preparation of the Company's annual environment, health and safety report. All of the members of the Committee are outside directors, and none of them receives compensation for services in any capacity other than as a director. The Environment, Health and Safety Committee met twice during 2000.

  The Executive Committee has authority to exercise most of the powers of the Board on an "as needed" basis when the Board is not in session. The Executive Committee did not meet during 2000.

  The Finance Committee makes recommendations to the Board about dividends, monitors risk management strategies and capital structure, monitors funding of funded benefit plans, and approves investment policies and investment managers for funded benefit plans. This committee also oversees the investments in our pension and savings plans. The Finance Committee met three times during 2000.

  The Committee of the Whole includes all outside directors. This Committee evaluates the state of the Company and its Strategic Plan, evaluates the performance of the Chief Executive Officer, and sets corporate goals and individual performance goals for the Chief Executive Officer. The Committee of the Whole met three times during 2000.

  During 2000, each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he or she served except Richard R. Burt. (Mr. Burt resigned as a director in January 2001.) The average attendance at Board and Committee meetings was at least 92%.

Committee Membership Roster

----------------------------------------------------------------------------------------
                                                   Environ-
                                                    ment,
                                                    Health                     Committee
                                 Compen-  Director   and                        of the
          Name           Audit    sation  Affairs   Safety  Executive Finance    Whole
----------------------------------------------------------------------------------------
  Gerhard Ammann           X        X                                 Chairman     X
----------------------------------------------------------------------------------------
  M. Norman Anderson       X     Chairman             X         X              Chairman
----------------------------------------------------------------------------------------
  Robert H. Clark, Jr.  Chairman                                X        X         X
----------------------------------------------------------------------------------------
  John Neerhout, Jr.       X        X              Chairman     X                  X
----------------------------------------------------------------------------------------
  Peter J. Neff            X        X        X                  X                  X
----------------------------------------------------------------------------------------
  Thomas J. O'Neil                           X        X                            X
----------------------------------------------------------------------------------------
  Carol A. Rae                            Chairman    X                  X         X
----------------------------------------------------------------------------------------
  Jack E. Thompson                                          Chairman     X
----------------------------------------------------------------------------------------
  Jeffrey L. Zelms                  X        X        X                            X
----------------------------------------------------------------------------------------

                             Director Compensation

1998 Outside Directors' Stock
Compensation Plan ...........  The purpose of the 1998 Outside Directors' Plan is to encourage outside directors to own
                               Homestake Common Stock. We think that stock ownership better aligns the interests of outside directors and our Stockholders. This Plan authorizes the Homestake Common Stock that is issued as part of the annual retainer and the share rights described below.

Annual Retainers.............  We pay our outside directors an annual retainer of $20,000:

                                   .  we pay $10,000 in cash; and

                                   . we pay $10,000 in Homestake Common Stock under our Outside Directors' Plan.

                               In addition, the Outside Directors' Plan permits an outside director to take any part of the cash portion of the annual retainer in Homestake Common Stock. If the outside director makes this election, he or she will receive one additional share of stock for each four shares paid in lieu of the cash portion of the retainer. The right to receive the additional shares vests in installments over a three-year period, subject to certain exceptions, and the outside director has to continue to be a director at the time of vesting.

                               We also pay an outside director who serves as the chairman of a committee an annual fee of $2,000.

Meeting Fees.................  We pay directors a fee of:

                                   .  $1,000 for each Board or committee
                                      meeting and for each day of the
                                      directors' annual mine visit; and

                                   .  $1,500 per trip if the outside director
                                      resides on another continent and travels to North America to attend Board or committee meetings.

Share Rights.................  Share rights granted under the Outside
                               Directors' Plan give an outside director the right to receive, for no additional consideration, Homestake Common Stock on the date the outside director stops serving as a Homestake director.

                               We grant an outside director 2,000 share rights when he or she joins the Board. On an annual basis, we also grant each outside director share rights for 1,000 shares of Homestake Common Stock as compensation for the prior year's service. Share rights are canceled if the director doesn't serve three full years from the date of grant, subject to certain exceptions.

Deferred Compensation Plan...  Outside directors can defer cash and stock compensation of $2,000 or more per year under our Deferred Compensation Plan. Cash amounts deferred are credited with interest equal to the monthly Moody's Corporate Bond Yield Average (120% of that Yield Average or such greater amount as the Compensation Committee may determine for persons who have participated in the Plan for at least five years). Stock amounts deferred are credited with dividend equivalents.

Retirement Plan..............
                               We provide qualifying outside directors with retirement benefits under the Outside Directors' Retirement Plan. An outside director qualifies if he or she serves as an outside director for five years and does not have a fully vested interest under one of our tax-qualified retirement plans for employees. The retirement benefit, which is fixed when the outside director retires, is equal to the sum of (i) $16,000 multiplied by the number of years the director served as an outside director prior to January 1, 2000, and (ii) $20,000 multiplied by the number of years the director served as an outside director after January 1, 2000. The retirement benefit is paid in installments over the number of months he or she was an outside director.

                            EXECUTIVE COMPENSATION

  The following table shows the compensation paid for 2000, 1999 and 1998 to Jack E. Thompson and the other four executives who were the most highly paid in 2000. (Mr. Thompson and the other four executives are described below as the Named Officers.)

Summary Compensation Table

                                       Annual Compensation           Long-Term Compensation
                                  ----------------------------- --------------------------------
                                                                         Awards          Payout
                                                       Other    ------------------------ -------
                                                      Annual     Restricted  Securities   LTIP    All Other
Name and                                              Compen-   Stock Awards Underlying  Payouts   Compen-
Principal Position           Year  Salary   Bonus    sation(1)     ($)(2)    Options (#)   (%)     sation
------------------           ---- -------- --------  ---------  ------------ ----------- -------  ---------
Jack E. Thompson...........  2000 $525,300 $100,000 $18,399(4)   $492,132(5)   269,400       0   $21,853(6)
 Chairman and                                                      65,283(7)
 Chief Executive Officer(3)  1999  510,000  285,000  18,349(4)    483,775(5)   209,000       0    20,242
                                                                   99,142(7)
                             1998  490,000  300,000  18,393(4)    631,000(5)   252,600       0    21,174
                                                                   61,302(7)
Lee A. Graber..............  2000  230,000   42,300  13,936(9)    150,638(5)    82,600       0    12,657(10)
 Vice President,                                                   15,224(7)
 Corporate Development       1999  200,600   60,400   1,670(9)    128,575(5)    58,000       0    11,888
                                                                   19,418(7)
                             1998  195,700   88,400   1,650(9)    159,000(5)    72,400       0    12,780
Wayne Kirk.................  2000  384,900   67,400  16,258(11)   252,281(5)   138,200       0    13,371(12)
 Vice President,                                                   19,113(7)
 General Counsel and         1999  373,700  105,900     250(11)   222,925(5)   109,900       0    14,743
 Corporate Secretary                                               45,659(7)
                             1998  364,600  148,500   5,511(11)   296,000(5)   134,800       0    15,382
                                                                    3,115(7)
William F. Lindqvist.......  2000  253,400   42,100  31,042(13)   165,994(5)    91,000       0    20,354(14)
 Vice President,                                                   22,141(7)
 Exploration 1999            1999  246,000   33,850  13,438(13)   147,075(5)    72,300       0    13,204
                                                                   37,905(7)
                                                                   50,776(8)
                             1998  240,000   50,400  13,445(13)   195,000(5)    88,700       0    19,724
                                                                   75,002(8)
Walter T. Segsworth........  2000  386,250   34,750  12,200(16)   289,575(5)   158,500       0    12,025(17)
 President and                                                     52,125(8)
 Chief Operating Officer(15) 1999  342,800   67,500   3,044(16)   276,575(5)   123,000       0    91,612
                                                                   14,773(7)
                                                                  101,248(8)
                             1998  155,958   42,669       0       231,250(5)    80,000       0    18,787
                                                                   62,142(7)

--------
 (1) The Securities and Exchange Commission does not require us to report the value of personal benefits for any year unless the total value exceeds the lesser of 10 percent of the executive's salary and bonus or $50,000.

 (2) In March 1997, the Compensation Committee adopted three restricted stock programs (described in notes 5, 7 and 8 below) designed to provide senior executives with additional incentives to increase their ownership in the Company, which we think better aligns the interests of our senior executives and our Stockholders.

 (3) Mr. Thompson was appointed Chairman of the Board in July 1998. He also served as President until April 1999.

 (4) This consists of: for 2000, $1,399 (financial planning) and $17,000 (director's fees); for 1999, $1,349 (financial planning) and $17,000 (director's fees); and for 1998, $1,393 (financial planning) and $17,000 (director's fees).

 (5) This was the value at date of grant of restricted stock rights granted under the Performance Based Program. Under the Performance Based Program, the Compensation Committee grants restricted stock rights to senior executives. The rights vest over time if the performance goals set out in the restricted stock rights agreement are met. The executive has to continue to be employed on the vesting dates. Restricted stock rights under the Performance Based Program accrue dividend credits, and the dividend credit amounts are paid when the related stock rights vest. For 2000, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--67,300 shares; Mr. Graber--20,600 shares; Mr. Kirk-- 34,500 shares; Mr. Lindqvist--22,700 shares; and Mr. Segsworth--39,600 shares. For 1999, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--52,300 shares; Mr. Graber-- 13,900 shares; Mr. Kirk--24,100 shares; Mr. Lindqvist--15,900 shares; and Mr. Segsworth--30,700 shares. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--63,100 shares; Mr. Graber--15,900 shares; Mr. Kirk--29,600 shares; Mr. Lindqvist-- 19,500 shares; and Mr. Segsworth --20,000 shares.

 (6) This consists of $10,200 (matching contribution to savings plan), $2,584 (imputed interest on split dollar life insurance), $2,391 (tax gross-up related to split dollar life insurance), $5,558 (above market interest on deferred compensation), and $1,120 (dividend credit amounts paid on vested stock under the Bonus Stock Program (see note 8)).

 (7) This was the value at date of grant of restricted stock rights granted under the Matching Stock Award Program. Under the Matching Stock Award Program, the Compensation Committee grants restricted stock rights to senior executives. The rights entitle the executives to receive one Share of Homestake Common Stock for each three Shares owned by the senior executive that are "enrolled" with the Company. The enrolled Shares must be held for five years and the executive must continue to be employed during the five years for the matching Shares to vest. For 2000, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--9,854 shares; Mr. Graber--2,298 shares; Mr. Kirk-- 2,885 shares; and Mr. Lindqvist--3,342 shares. For 1999, the amounts shown in the table are the dollar values of the following share grants:
     Mr. Thompson--10,436 shares; Mr. Graber--2,044 shares; Mr. Kirk--4,806 shares; Mr. Lindqvist--3,900 shares; and Mr. Segsworth--1,555 shares. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--7,910 shares; and Mr. Kirk--402 shares.

 (8) This was the value at date of grant of restricted stock rights granted under the Bonus Stock Program. Under the Bonus Stock Program, the Compensation Committee gives senior executives the opportunity to exchange part or all of their annual cash bonuses (if paid) for restricted stock. The Shares awarded are equal in value to 150% of the cash foregone, and the Shares vest over time. The executive must continue to be employed on the vesting dates to receive the shares. Restricted stock rights under the Bonus Stock Program accrue dividend credits, and the dividend credit amounts are paid when the related stock rights vest. For 2000, the amounts shown in the table are the dollar values of the following share grants: Mr. Segsworth--10,557 shares. For 1999, the amounts shown in the table are the dollar values of the following share grants: Mr. Lindqvist--6,347 shares; and Mr. Segsworth--12,565 shares. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Kirk--2,526 shares; Mr. Lindqvist--6,316 shares; and Mr. Segsworth--5,233 shares.

 (9) This consists of: for 2000, $1,550 (financial planning) and $12,386 (payment for accrued vacation); and for 1999 and 1998, fees paid for financial planning.

(10) This consists of $10,200 (matching contribution to savings plan), $547 (imputed interest on split dollar life insurance), $547 (tax gross-up related to split dollar life insurance), and $1,363 (above market interest on deferred compensation).

(11) This consists of: for 2000, payment for accrued vacation; for 1999, fees paid for financial planning; and for 1998, director's fees paid by a publicly held subsidiary.

(12) This consists of $10,200 (matching contribution to savings plan), $1,494 (imputed interest on split dollar life insurance), $1,334 (tax gross-up related to split dollar life insurance), $183 (above market interest on deferred compensation), and $160 (dividend credit amounts paid on vested stock under the Bonus Stock Program (see note 8)).

(13) This consists of, for 2000, $17,057 (payment for accrued vacation), $3,985 (financial planning) and $10,000 (forgiveness of relocation debt); for 1999, $3,438 (financial planning) and $10,000 (forgiveness of relocation loan); and for 1998, $3,445 (financial planning) and $10,000 (forgiveness of relocation loan).

(14) This consists of $10,200 (matching contribution to savings plan), $1,033 (imputed interest on split dollar life insurance), $913 (tax gross-up related to split dollar life insurance), $7,926 (above market interest on deferred compensation), and $282 (dividend credit amounts paid on vested stock under the Bonus Stock Program (see note 8)).

(15) Mr. Segsworth joined Homestake as Vice President, Canada in April 1998, and was appointed President and Chief Operating Officer in April 1999. Prior to April 1999, Mr. Segsworth was employed by our Canadian subsidiary and accordingly was paid in Canadian dollars. Canadian dollars have been converted into U.S. dollars at the rate of $0.6712 = $1 Canadian for 1999 and $0.6667 = $1 Canadian for 1998, in each case based on the Federal Reserve Bank of New York noon buying rate on the last business day of the year.

(16) This consists of, for 2000, $2,200 (financial planning) and $10,000 (forgiveness of relocation loan); and for 1999, $1,794 (financial planning) and $1,250 (forgiveness of relocation loan).

(17) This consists of $10,200 (matching contribution to savings plan), $779 (imputed interest on split dollar life insurance), $720 (tax gross-up related to split dollar life insurance), and $326 (dividend credit amounts paid on vested stock under the Bonus Stock Program (see note 8).

Deferred Compensation Plan

  We have a Deferred Compensation Plan that permits directors, officers and other key employees selected by the Compensation Committee to defer income. Participants may elect to defer each year an amount from $2,000 up to 100 percent of their compensation. Cash amounts deferred are credited with interest equal to the monthly Moody's Corporate Bond Yield Average (120% of that Yield Average or such greater amount as the Compensation Committee may determine for persons who have participated in the Plan for at least five years).

Stock Option Plan

 Options Granted

  This table gives certain information with respect to options to acquire common stock that were granted under our stock option plan during 2000 to the Named Officers.

                             OPTION GRANTS IN 2000

                                                                           Potential Realizable
                                    % of Total                               Value at Assumed
                           No. of    Options                                  Annual Rates of
                         Securities Granted to                           Stock Price Appreciation
                         Underlying Employees  Exercise or                    for Option Term
                           Options  in Fiscal     Base      Expiration   -------------------------
Name                     Granted(1)    Year    Price($/SH)     Date         5%(2)        10%(2)
----                     ---------- ---------- ----------- ------------- ------------ ------------
Jack E. Thompson........  269,400     13.15%      $7.29    Feb. 18, 2010 $  1,244,976 $  3,145,714
Lee A. Graber...........   82,600      4.03        7.29    Feb. 18, 2010      381,719      964,499
Wayne Kirk..............  138,200      6.75        7.29    Feb. 18, 2010      638,663    1,613,726
William F. Lindqvist....   91,000      4.44        7.29    Feb. 18, 2010      420,538    1,062,584
Walter T. Segsworth.....  158,500      7.74        7.29    Feb. 18, 2010      732,475    1,850,764

--------
(1) Granted at fair market value. Granted on February 18, 2000 and vest in 25 percent increments on the first through fourth anniversaries of the grant date. Vesting of options is accelerated in specified circumstances, including upon certain reorganizations and the commencement of certain tender offers.

(2) Compounded annually.

 Year-end Values

  This table shows the value of the options held by the Named Officers at the end of 2000. None of the Named Officers exercised options in 2000.

                        OPTION VALUES AT 2000 YEAR END

                                 No. of Securities       Value of Unexercised
                              Underlying Unexercised     In-The-Money Options
                                Options at Year-End           at Year-End
Name                         Exercisable/Unexercisable Exercisable/Unexercisable
----                         ------------------------- -------------------------
Jack E. Thompson............      455,875/585,800                $0/0
Lee A. Graber...............      160,825/171,700                 0/0
Wayne Kirk..................      252,200/305,850                 0/0
William F. Lindqvist........      170,475/201,325                 0/0
Walter T. Segsworth.........      110,750/250,750                 0/0

Retirement Programs

 Homestake Retirement Plan

  Our full-time, nonunion U.S. employees (about 331 persons at the end of 2000) participate in the Homestake Retirement Plan, a noncontributory defined benefit plan. Participants accrue benefits at the rate of two percent per year of service during the first 25 years and one-half percent for each year of service thereafter. Normal retirement age is 65. Participants at least 55 with five years of service can retire early with reduced benefits. The Retirement Plan is integrated with Social Security. A participant who retires at age 65 with 25 years of service will get a monthly benefit equal to one-half of his or her average monthly pay (salary and bonus) during the five years of highest pay, less one-half of the participant's Social Security benefits. There is a cost-of-living increase, up to a maximum of three percent per year. Benefits vest after five years of service. We make annual actuarially determined contributions to the Retirement Plan and do not segregate contributions by employees.

  The following table shows estimated annual payments under the Retirement Plan for retirees aged 65 with the years of service and levels of pay shown. The table includes amounts that may be payable under our Supplemental Retirement Plan described below (the SRP). The amounts are calculated on a straight life annuity basis and are shown before the Social Security offset mentioned above. For purposes of the Retirement Plan and the SRP, Messrs. Thompson, Graber, Kirk, Lindqvist and Segsworth had 19, 21, 8, 8 and 2 years of service at the end of 2000. For these plans, earnings include salary and bonus but exclude directors' fees and other benefits that are included in the Summary Compensation Table.

                           HOMESTAKE RETIREMENT PLAN

   Average Annual
      Earnings                         Years of Service
   (60 Consecutive   -----------------------------------------------------
   Highest Months)   10 Years 15 Years 20 Years 25 Years 30 Years 35 Years
   ---------------   -------- -------- -------- -------- -------- --------
      $250,000       $ 50,000 $ 75,000 $100,000 $125,000 $131,250 $137,500
       300,000         60,000   90,000  120,000  150,000  157,500  165,000
       350,000         70,000  105,000  140,000  175,000  183,750  192,500
       400,000         80,000  120,000  160,000  200,000  210,000  220,000
       450,000         90,000  135,000  180,000  225,000  236,250  247,500
       500,000        100,000  150,000  200,000  250,000  262,500  275,000
       550,000        110,000  165,000  220,000  275,000  288,750  302,500
       600,000        120,000  180,000  240,000  300,000  315,000  330,000
       650,000        130,000  195,000  260,000  325,000  341,250  357,500
       700,000        140,000  210,000  280,000  350,000  367,500  385,000

 Homestake Supplemental Retirement Plan

  The U.S. Internal Revenue Code puts a maximum yearly payment limit on benefits payable under qualified retirement plans. For 2000, that annual limit was $135,000. Federal law also limits the amount of pay that may be considered in determining the retirement benefits payable under qualified retirement plans. In 2000, that limit was $170,000 per year. Under the SRP, the Compensation Committee can authorize additional retirement payments for selected executives and key employees to make up the difference between the full amount of their pension as determined under the Retirement Plan and the maximum amount that may be paid by a qualified retirement plan under the law. These extra SRP payments are paid from a "rabbi trust" that we fund with contributions from time to time. The Named Officers participate in the SRP.

 Homestake Executive Supplemental Retirement Plan

  We also have an Executive Supplemental Retirement Plan (the ESRP) that allows us to pay additional retirement pay to executives and key employees selected by the Compensation Committee. The ESRP helps us to compete with other companies in getting and keeping highly qualified senior management. ESRP participants get service credit equal to 4 1/3% multiplied by years of service, up to a maximum of 15 years. Then we multiply service credit by the average monthly pay (salary and bonus) during the three years of highest pay to determine a monthly benefit. We reduce that monthly benefit by the benefits payable under all other Homestake retirement plans (except the contributory savings plans). Once the ESRP participant reaches age 65, we also reduce the benefit by one-half of Social Security and comparable foreign social security benefits. Normal Retirement is at age 62 after 10 years of continuous service (or five years of participation in the ESRP). At any time after reaching age 55, a participant who (i) is at least age 55 with 10 years of service, or (ii) who has at least 15 years of service and who has been a participant in the ESRP for five years, or (iii) who is at least age 55 and who has been a participant in the ESRP for five years can ask for early retirement and receive a reduced benefit if the Compensation Committee approves. The amount of reduction depends on the number of years prior to age 62 the participant begins to take early retirement benefits. If the Compensation Committee does not approve, the participant can still take early retirement benefits but with a further reduction in the amount of the benefits, with the amount of the further reduction also depending on the number of years prior to age 62 the participant elects to begin taking early retirement benefits. The ESRP benefits are paid from the "rabbi trust" mentioned above. The following table shows estimated annual payments under the ESRP for a 62 year old retiree with the years of service and levels of pay shown. The amounts are calculated on a straight life annuity basis and are shown before the offsets for Social Security and comparable foreign programs, and before reduction for payments under our other retirement plans. The payments are not limited by the laws that apply to qualified plans. Messrs. Thompson, Graber, Kirk and Segsworth participate in the ESRP, and had 15, 15, 8 and 2 years of service credit at the end of 2000. Also at the end of 2000, Messrs. Thompson, Graber and Kirk had been participants in the ESRP for more than five years, and are vested in their number of years of credited service. Mr. Lindqvist was a Homestake employee once before and, following our 1992 acquisition of International Corona Corporation (now HCI), he was fully vested in his benefits under the Homestake ESRP with 15 years of deemed service. When he came back to Homestake in 1995, we agreed to recalculate his ESRP benefits based on the three years of highest pay after the date of re-employment, subject however to his completing five years of service from the date of re-employment.

               HOMESTAKE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

       Average Annual
          Earnings                            Years of Service
       (36 Consecutive           ------------------------------------------------------------------
       Highest Months)           10 Years                 13 Years                 15 Years
       ---------------           --------                 --------                 --------
          $250,000               $108,333                 $140,833                 $162,500
           300,000                130,000                  169,000                  195,000
           350,000                151,667                  197,167                  227,500
           400,000                173,333                  225,333                  260,000
           450,000                195,000                  253,500                  292,500
           500,000                216,667                  281,667                  325,000
           550,000                238,333                  309,833                  357,500
           600,000                260,000                  338,000                  390,000
           650,000                281,667                  366,167                  422,500
           700,000                303,333                  394,333                  455,000

Severance Agreements

  We have severance arrangements with the Named Officers under which they are entitled to benefits if there is a change of control of Homestake and certain other events occur. A change of control may occur in any of the following circumstances:

  . we are a party to a merger or combination and less than 62.5% (50% under certain circumstances) of the shares in the surviving public company are owned by our Stockholder group as it existed immediately before the transaction;

  .  we sell at least 75% of our assets (calculated at fair market value); or

  . a person or group (as defined in the SEC's rules) accumulates Stock with at least 25% in voting power in election of our directors.

  For benefits to be payable under the arrangements, within two years after the change of control, the executive has to lose his job, other than for cause, or the executive has to resign after (i) a change in position, duties, responsibilities or status inconsistent with the executive's prior position,
(ii) a reduction in responsibilities, titles, or offices as in effect immediately before the change of control, (iii) a reduction in salary or certain other benefits, or (iv) certain changes in location of employment. Benefits include:

  . a lump sum cash payment equal to two times (three times in the case of the Chief Executive Officer and the President) the highest annual salary and bonus during the three years before termination;

  . continued insurance and certain other fringe benefits for two years (three years in the case of the Chief Executive Officer and the President);

  .  vesting in 15 years of benefits under the ESRP;

  . accelerated vesting of stock options and full vesting in the restricted stock grants described in footnotes 5, 7 and 8 to the compensation table on pages 12 and 13; and

  .  relocation assistance to the extent not provided by another employer.

  Benefits also may include a tax gross-up for the participant if the value of the benefits that vest as a result of a change of control exceeds 2.99 times average annual compensation (all italicized words are as determined under the Internal Revenue Code) and results in the imposition of an excise tax on the participant. These benefits are in place of any severance benefits under our general severance policy.

                               PERFORMANCE GRAPH

  The following graph shows the cumulative total Stockholder return on Homestake Common Stock for the five years ended December 31, 2000, based on the market price of the Homestake Common Stock and assuming reinvestment of dividends, and compares it with the comparable cumulative total return of companies included in the Standard & Poor's 500 Index and the Standard & Poor's Gold & Precious Metals Mining Index.

  The Performance Graph shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                       [PERFORMANCE GRAPH APPEARS HERE]

                                                            S&P GOLD &
                                                            PRECIOUS
                                                            METALS
Measurement Period           HOMESTAKE         S&P 500      MINING
(Fiscal Year Covered)        MINING            INDEX        INDEX
---------------------        ---------------   ---------    ----------
FYE 12/95                    $100.00           $100.00      $100.00
FYE 12/96                    $ 93.00           $122.46      $ 99.26
FYE 12/97                    $ 58.59           $163.98      $ 65.19
FYE 12/98                    $ 60.74           $210.84      $ 57.15
FYE 12/99                    $ 52.44           $255.22      $ 55.05
FYE 12/00                    $ 28.29           $231.98      $ 45.35

* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                        COMPENSATION COMMITTEE REPORT*

  There are five members of the Compensation Committee of the Board of Directors. We are all outside directors in that none of us is an employee or former employee and none of us has any other service arrangements with the Company. We develop and administer the Company's executive compensation policies. We evaluate management's performance and recommend the compensation level for officers and key employees to the full Board of Directors. We also administer the Company's stock option and other stock based compensation plans and decide on the amount of stock options and other stock-based incentives to be granted to officers and key employees, and we administer the Deferred Compensation Plan, the Supplemental Retirement Plan and the Executive Supplemental Retirement Plan. In developing compensation policies, we use the services of Compensation Resources Group Inc. as our consultants. We also use the Homestake Human Resources Department to develop information about compensation policies and practices of companies with which Homestake competes for executive personnel.

  The Company's executive compensation program has the following objectives:

  . Attract and retain key executives critical to the long-term success of the Company by offering competitive compensation packages.

  . Make a significant portion of compensation variable, rewarding superior performance.

  . Align the interests of the Company's management with the interests of the Company's Stockholders by developing compensation programs that link compensation directly to increases in Stockholder value.

  . Maintain an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases.

  The basic compensation program includes both cash and long-term, stock-based compensation. Officers and key employees participate in the Company's Retirement Plan and also may participate in the Company's Savings Plan, which is generally available to all salaried employees and which provides for Company and employee matching contributions. In addition, if they are selected by the Compensation Committee, officers and key employees participate in the Company's Supplemental Retirement Plan and the Executive Supplemental Retirement Plan. Officers and key employees may also defer income under the Deferred Compensation Plan.

  Annual Cash Compensation. Annual cash compensation has two components, a base salary and a variable component. The objective is to provide a competitive compensation package, but one that emphasizes and rewards performance and success. With this in mind, the Company's policy is to pay base salaries that are generally competitive with the median of base salaries paid by comparable companies. We determine and recommend to the full Board a base salary for officers and key employees that takes into account individual performance, level of responsibility, experience and competitive factors. Competitive factors include general pay levels in other businesses, especially mining companies in the countries where the Company operates. To that end, the Company's Human Resources Department, under our direction, participates in and receives data from several surveys conducted by outside executive compensation consultants. In addition, the Human Resources Department conducts its own annual survey of salary increases in the mining industry. For deciding on year 2000 salaries, this survey included Barrick Gold, Battle Mountain Gold, BHP, Cyprus, Hecla Mining, Independence, Kennecott, Kinross, Newmont Mining, Phelps Dodge and Placer Dome. We use all of this information in recommending base salary levels, but we don't assign specific weight to any particular factor.

  The variable component of cash compensation is in the form of an annual bonus. In deciding on the bonus for each of the officers and key executives, we consider the Company's performance, the individual's performance and (where appropriate) departmental performance. Each officer and key employee is assigned a
--------
* The Compensation Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

target bonus amount at the beginning of each year, based on his or her salary grade, that ranges from 20% to 50% of base salary. Also at the beginning of each year, both (i) Corporate Performance Objectives and
(ii) Department/Individual Performance Objectives are established and given weighting percentages. The Board of Directors also determines the portion of the bonus that is to be based on achievement of the Corporate Performance Objectives and the portion of the bonus that is to be based on achievement of the Department/Individual Performance Objectives. Beginning in 1999, the Board of Directors established a "Profitability Overlay" for the Corporate Performance Objectives, which adjusts that part of the bonus based on Corporate Performance Objectives depending on the Company's profitability. To decide on the amount of the bonus, we assign the various performance objectives a "performance factor," which is a subjective assessment of how successful the Company and the person were in achieving the objectives. If results significantly exceed the objectives and the Company is much more profitable than expected at the beginning of the year, it is possible to earn a bonus up to three times the target bonus. As a result, under extraordinary circumstances, bonuses payable to particular individuals could equal as much as 60% to 150% of base salary. Each year, after we complete this analysis, we recommend bonuses for approval by the Board of Directors.

  For senior executives other than the Chief Executive Officer, 50% of the 2000 bonus was based on the Corporate Performance Objectives, adjusted for the Profitability Overlay, and 50% was based on each participant's Department/Individual Performance Objectives. For the Chief Executive Officer, 60% of the 2000 bonus was based on the Corporate Performance Objectives, adjusted for the Profitability Overlay, and 40% was based on Individual Performance Objectives.

  Long-term, stock-based compensation. The Company's executive compensation program also includes a Stock component. The purpose is to give officers and key employees an incentive to continue as employees of the Company over a long term and to align their long-range interests with those of our Stockholders by helping them increase their Stock ownership in the Company. In that way they can build a stake in the Company, the value of which will increase as the value of the Company's Stock increases. We believe that Stock-based compensation programs encourage key employees to maintain a long-term perspective.

  In 1996, Stockholders approved the Stock Option and Share Rights Plan--1996, which authorizes the issuance of stock options and other stock-based incentives, such as performance based and other types of restricted stock awards. That Plan was amended in 2000, principally to increase the number of shares available for grant under the Plan.

  For many years, the Company has used stock options to provide Stock-based compensation. We have the authority to decide on the recipients of stock option awards, the terms of options, and the number of shares subject to options. We grant stock options to a relatively limited number of employees who we believe can have a significant influence on Company policies and performance. For that reason, we granted stock options to about 130 employees in 2000 (approximately 11.7% of total Company employees). In addition, we granted options to eight employees of Kalgoorlie Consolidated Gold Mines Ltd, the 50% owned operator of our principal Australian joint venture. We believe that the number of options should give a strong incentive to increase share value, and that the number of options should increase in proportion to the relative potential influence of the particular employee on overall Company performance.

  In the first quarter of each year, we award stock options to officers and key employees of the Company and its subsidiaries and joint ventures. For each optionee, an annual target gain is established based on salary and a subjective evaluation of the perceived impact that he or she may have on the Company's success. We use the Black-Scholes option valuation formula to determine the appropriate number of stock options to be granted, with adjustments for particular employees where circumstances warrant. The Black-Scholes valuation formula is widely used by publicly held companies in the United States in granting stock options.

  We don't consider the number of outstanding options in determining annual option awards. The exercise price for options generally is determined by averaging the closing prices of the Stock on the New York Stock Exchange for the five trading days preceding the grant date. Options generally vest over a four-year period and have a 10-year term. In addition, from time to time we grant additional options to particular individuals in connection with significant promotions, in recognition of the fact that those persons have the potential to have a greater impact on the Company's future success. We also grant options in connection with the initial hiring of executives and key employees.

  In March 1997, we established stock ownership guidelines for the members of the Company's senior management as an additional means of aligning management's long-term interests with those of the Stockholders (see page 5). We also decided that we should use restricted stock grants as a part of the Company's Stock-based compensation system, both to give senior management additional incentives to perform and remain with the Company, and to provide a means for them to increase their Stock ownership in the Company and meet the stock ownership guidelines. Accordingly, in March 1997, we approved three restricted stock programs.

  . Under the first program, we make restricted stock grants to members of senior management. These stock grants vest over time, but only if pre-established performance goals are met. Goals may include such things as improvements in earnings per share, increases in the value of the Company's Stock relative to other gold mining companies, and return on Stockholders' equity. In 2000, we made restricted stock grants for a total of 275,200 shares to 13 senior managers, conditioned on meeting year-end annual achievement goals. The senior managers can earn 25% of the shares subject to the 2000 restricted stock grant on each of the four measurement dates on which the annual achievement goals for that year are met, plus any shares that were not earned at a prior measurement date because the annual achievement goal for that prior measurement date was not met. The 2000 year-end annual achievement goals for all outstanding restricted stock grants were not met and none of the shares subject to restricted stock grants vested in 2000.

  . Under the second program, we grant matching restricted stock to senior managers on the basis of one restricted share for each three shares owned by them that they "enroll" for matching grants. The matching grants vest after a number of years (five years for all grants to date), but only to the extent the senior manager maintains continuous ownership of the "enrolled" shares throughout the vesting period. We made matching stock grants in 2000 to nine senior managers for a total of 22,195 shares.

  . Under the third program, we provide senior managers with an opportunity to exchange a portion of their annual cash bonuses for awards of restricted stock. The restricted stock awards are equal to 1.5 times the amount of the cash bonus to be exchanged, divided by the market value of the Company's Stock on the date of grant. The senior managers have to make the election several months in advance, before they know the amount of their bonus, if any, and the Stock price that will be used for the calculation. These restricted stock awards vest over a number of years, and the grantees must continue to be employed by the Company during the vesting period. In 2000, five senior managers elected to forego $58,695 in cash bonuses, and in exchange they received awards of 17,831 shares of restricted stock. Under the terms of those grants, 50% of the shares will vest after one year, an additional 25% will vest after two years, and the remaining 25% will vest after three years, but only if the senior manager is still an employee on the vesting date. The senior manager forfeits unvested shares if he or she does not continue to be employed on the relevant vesting dates except under certain circumstances.

  We will continue to regularly review the Company's executive compensation program to make sure that the Company's program is competitive with those of other companies that compete with Homestake for executive personnel.

  Chief Executive Officer's 2000 Compensation. Each year, we evaluate the compensation of the Chief Executive Officer, without the Chief Executive Officer or any other officer being present. In November 1999, after reviewing the proposed levels of 2000 compensation for other mining company executives and also considering the Company's 1999 performance and the Chief Executive Officer's 1999 performance, we decided that it would be appropriate to increase the 2000 base salary for Jack E. Thompson, the Chief Executive Officer, by approximately 3% from an annual rate of $510,000 to $525,300. Our recommendation was accepted by the Board of Directors.

  For 2000, we set a target bonus for Mr. Thompson at 50% of his annual base salary. We recommended, and the Board of Directors decided, that 60% of Mr. Thompson's 2000 bonus would be based on the Corporate Performance Objectives, adjusted for the Profitability Overlay, and 40% would be based on Individual Performance Objectives. In December 2000, after considering the estimated net loss for 2000, the Compensation Committee recommended that no bonus award be granted with respect to achievement of Corporate Performance Objectives for any of the executive officers, including Mr. Thompson. That recommendation was accepted by the Board of Directors. With respect to Mr. Thompson's achievement of Individual Performance Objectives, we approved a 96% performance factor and, on that basis, we recommended a bonus of $100,000 for 2000, and our recommendation was accepted by the Board of Directors.

  Other Executive Officers' 2000 Compensation. In November 1999, after reviewing the proposed levels of 2000 compensation for other mining company executives and also considering the Company's 1999 performance, we concluded that the 2000 base salaries for all other executive officers should be increased by approximately 3% over 1999 base salaries, with additional adjustments to reflect competitive conditions in the case of two of the officers. For the other executive officers, we recommended 2000 target bonuses at 30% to 40% of their annual base salaries. We also recommended that 50% of each of the other executive officer's bonus should be based on the achievement of the Corporate Performance Objectives and 50% should be based on the achievement of the executive officer's Department/Individual Performance Objectives. Our recommendations were accepted by the Board of Directors. In December 2000, we conducted our annual performance review and bonus recommendations. As noted above, after considering the estimated net loss for 2000, we recommended that no bonus award be granted with respect to achievement of Corporate Performance Objectives for any of the executive officers. That recommendation was accepted by the Board of Directors. In addition, we approved and recommended performance factors for achievement of Department/Individual Performance Objectives by senior executives other than the Chief Executive Officer that ranged from 0.97% to 1.20%. Our recommendations were accepted.

  Limitation on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of the Chief Executive Officer and the four other highest paid executive officers to $1,000,000 per year (subject to certain exceptions). None of the Company's officers receives annual compensation in excess of the maximum deductible amount. If, because of competitive factors and individual performance, we should determine that it is appropriate to pay one or more executive officers in excess of the annual maximum deductible amount, we expect that we would recommend such compensation.

March 1, 2001

                            COMPENSATION COMMITTEE

              M. Norman Anderson, Chairman    Peter J. Neff
              Gerhard Ammann                  Jeffrey L. Zelms
              John Neerhout, Jr.

                            AUDIT COMMITTEE REPORT*

  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix I. The current members of the Audit Committee are Robert H. Clark, Jr. (Chairman), Gerhard Ammann, M. Norman Anderson, John Neerhout, Jr., and Peter
J. Neff, each of whom is an outside director and is independent as defined in Corporate Governance Standard 303.01 of the New York Stock Exchange.

  In fulfilling its oversight responsibilities regarding the audit process, the Audit Committee:

  . reviewed and discussed the Company's audited financial statements with the Company's management, including a discussion of the quality of the accounting principles applied and significant judgments used in preparing the Company's financial statements;

  . discussed with the Company's independent auditors, PricewaterhouseCoopers LLP, the standard communications required to be discussed by Statement on Auditing Standards No. 61, including the independent auditors' judgment of the accounting principles applied and significant judgments used in the preparation of the Company's financial statements; and

  . received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 and discussed with PricewaterhouseCoopers any relationships or services that may impact the objectivity and independence of PricewaterhouseCoopers.

  In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and PricewaterhouseCoopers. Based on the Audit Committee's review and discussions with management and PricewaterhouseCoopers, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Report on Form 10-K for the fiscal year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

February 16, 2001

                                AUDIT COMMITTEE

              Robert H. Clark, Jr., Chairman    John Neerhout, Jr.
              Gerhard Ammann                    Peter J. Neff
              M. Norman Anderson

                  FEES CHARGED BY PRICEWATERHOUSECOOPERS LLP
                     FOR THE YEAR ENDED DECEMBER 31, 2000.

  The fees charged by PricewaterhouseCoopers LLP for services to the Company and its subsidiaries during the year 2000 were as follows:

                                                                        $US
                                                                     ----------
   Audit Fees....................................................... $  824,101
   Financial Information Systems Design and Implementation Fees.....        --
   All Other Fees...................................................  1,013,542
                                                                     ----------
     Total.......................................................... $1,837,643
                                                                     ==========

  The Audit Committee considered the compatibility of the non-audit services provided by PricewaterhouseCoopers with the auditors' independence and concluded that these services were compatible.
--------
* The Audit Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                      CERTAIN RELATED PARTY TRANSACTIONS

Agreements and Transactions With Case Pomeroy

  When we acquired Felmont Oil Corporation (now Homestake Sulphur Company,
LLC) in 1984, we and Case, Pomeroy & Company, Inc. entered into an agreement, subsequently amended in 1989 and 1992. Mr. Robert H. Clark, Jr., one of our directors, and his family are controlling shareholders of Case Pomeroy. Each of Homestake and Case Pomeroy indirectly owned a 25% interest in the Round Mountain mine in Nye County, Nevada. Round Mountain Gold Corporation owns the other 50% and is the manager. Our agreement provided that whenever we voted on matters requiring approval of a majority of the ownership interests, we and Case Pomeroy would agree in advance on what to do. The agreement also provided that neither one of us would transfer any of our interest in Round Mountain, directly or indirectly, unless it was to the other or unless it was to someone approved by the other. Effective July 1, 2000, we bought Case Pomeroy's interest in the Round Mountain mine for $26,217,500 in cash and 2,600,000 shares of the Company's Common Stock.

  In 1985, Case Pomeroy transferred to Homestake all of Case Pomeroy's interest in certain unpatented mining claims and other mineral properties in the United States and Canada previously jointly owned by Case Pomeroy and Homestake Sulphur. Case Pomeroy kept a 2.5% net smelter return royalty interest in the properties and an option to convert any part of the royalty into a 40% participating interest in the property if commercial production appeared feasible. No royalties have been paid. We have no obligation to explore, develop or spend any money on any of the property and we can drop any of the property at any time after we first offer it to Case Pomeroy.

                                PROPOSAL NO. 2

                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

  The Audit Committee recommended that we engage PricewaterhouseCoopers LLP as independent auditors to audit and report on our 2001 financial statements. Based on that recommendation, the Board appointed PricewaterhouseCoopers LLP as our auditors for 2001. However, we would like to have the Stockholders approve that appointment. If the Stockholders don't give their approval, the Board will consider the appointment of other independent auditors for 2001. However, because of the difficulty of substituting auditors in mid-year, it is likely that the Board would continue with PricewaterhouseCoopers LLP through 2001 even if Stockholder disapprove, and consider other auditors for the year 2002, unless there are other good reasons to make an earlier change.

  Representatives of PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any questions you have.

         Your Board of Directors recommends a vote FOR this proposal.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and related rules require our directors and executive officers to file reports of beneficial ownership and changes of beneficial ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. After reviewing the reports filed by the directors and executive officers, we believe that the directors and executive officers filed all of the reports they were required to file in 2000 and that they filed the reports on time.

Stockholder Proposals

  The 2002 Annual Meeting of Stockholders will be held on April 26, 2002 unless the date is changed by the Board of Directors. If you are a Stockholder and you want to include a proposal in the Proxy Statement for the year 2002 Annual Meeting, you need to get it to us by no later than November 27, 2001. You should direct any proposals to our Corporate Secretary at the Company's principal office in Walnut Creek, California. If you want to present a matter of business to be considered at the year 2002 Annual Meeting, under our By-laws you must give timely notice thereof, in writing, to our Corporate Secretary. To be timely, the notice has to be given between October 29, 2001 and February 11, 2002.

                                          By Order of the Board of Directors

                                          /s/ WAYNE KIRK

                                          Wayne Kirk
                                          Secretary

Walnut Creek, California
March 27, 2001

                                  APPENDIX I

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. Purpose

  The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders and investment community. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's external auditors and the internal audit department.

  . Provide an open avenue of communication among the external auditors, the internal audit department, financial and senior management, and the Board of Directors.

II. Composition

  The Audit Committee will be comprised of at least three directors. Each Committee member will be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members shall be financially literate in finance and accounting practices or become financially literate within a reasonable period of time after his or her appointment.

  The Committee members will be elected annually at the annual organization meeting of the Board of Directors.

III. Responsibilities

  Responsibilities of the Audit Committee include:

  .  Review and assess the adequacy of this Charter annually.

  . Make recommendations to the Board of Directors regarding the selection and compensation of the external auditors. The external auditors ultimately will be accountable to the Board of Directors and the Audit Committee.

  . Meet with the external auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be used.

  . Obtain a written statement from the external auditors annually disclosing all relationships that the auditors have with the Company. Discuss with the external auditors any relationships or services disclosed that may impact their objectivity and independence. Recommend that the Board of Directors take action, where appropriate, to satisfy itself of the external auditors' independence.

  .  Review the performance of the external and internal auditors.

  .  Review with management and the external auditors:

    .  The Company's audited financial statements and footnotes.

    . Any significant changes required in the external auditors' audit plan and any serious difficulties or disputes with management encountered during the course of the audit.

    . Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

  . Make a recommendation to the Board of Directors concerning the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

  . Review with the external auditors, the internal audit representative and management the adequacy and effectiveness of the financial and accounting controls of the Company.

  . Review with the external auditors and management the quality of the Company's accounting principles as applied in its financial reporting process and any proposed changes in accounting principles.

  . Review the internal audit function of the Company, including the independence of its reporting obligations and its proposed audit plans. Discuss any restrictions placed on the scope of the work or access to required information.

  . Review the regular internal reports to management prepared by the internal audit department and management's response.

  . Inquire of management, the external auditors, and the internal audit representative about significant risks or exposures and assess the steps taken by management to minimize such risks to the Company.

  . Review the Annual Report on Form 10-K prior to publication with management and the external auditors and consider whether the information presented is consistent with the information contained in the audited financial statements.

IV. Meetings

  The Audit Committee will meet regularly at times necessary to perform the duties described above in a timely manner, but not less than three times a year. Special meetings may be held at any time deemed appropriate by the Committee.

  These meetings may be with representatives of the external auditors, the internal audit department, appropriate officers or members of management: all either individually or collectively as may be required by the Chairman of the Committee.

  The external auditors and internal audit representative will have access to the Committee at their own initiative.

  The Chairman of the Committee will report periodically its findings and recommendations to the Board of Directors.

                           HOMESTAKE MINING COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 27, 2001

                    VOTING INSTRUCTION FORM FOR HOLDERS OF
                         HOMESTAKE CANADA INC. ("HCI")
                              EXCHANGEABLE SHARES

  These voting instructions are solicited on behalf of the Board of Directors
                          ofHomestake Mining Company
To holders of HCI Exchangeable Shares:

You are entitled to exercise voting rights at the Homestake Mining Company Annual Meeting to be held on April 27, 2001. You may instruct Computershare Trust Company of Canada, as trustee, to vote on your behalf. See paragraph A below. Alternatively, you may name one or more persons as proxy to vote on your behalf. See paragraph B below. Check the applicable box and, in the case of appointment of a proxy, insert the name of the person(s) chosen as your proxy in paragraph B (Check box A or box B):

[_] A Voting.Instructions to Computershare Trust Company of Canada. The undersigned hereby instructs Computershare Trust Company of Canada to vote as designated below, as to all HCI Exchangeable Shares held by the undersigned on March 6, 2001, at the Homestake Mining Company Annual Meeting or any postponement or adjournment thereof.

[_] B Appointment.of Proxy. The undersigned hereby appoints ________________ as proxy, with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote as designated below, as to all HCI Exchangeable Shares held by the undersigned on March 6, 2001, at the Homestake Mining Company Annual Meeting or any postponement or adjournment thereof. (Persons holding proxies must attend the Meeting in order to vote).

             ----------------------------------------------------


                                AFFIX LABEL OF
                               INTERMEDIARY HERE

                   (if you are not a registered shareholder)


             ----------------------------------------------------

Business To Be Conducted:

1. Election of three Class II Directors (term of three years).

   [_] FOR all nominees listed below       [_] Withhold Authority
       (except as marked below)                (on all nominees)


  The nominees for director are Thomas J. O'Neil, Walter T. Segsworth and Jack
  E. Thompson.

  Instruction: To withhold authority to vote for one or more nominees, print name(s) of nominee(s) on next line.

______________________________________________________________________________

2. Approval of appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

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
   [_]FOR                         [_]Against                             [_]Abstain
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By execution of these voting instructions, the undersigned hereby authorizes
Computershare Trust Company of Canada or the persons named as proxy (or their substitutes), as applicable, to vote in their discretion on such other business as may properly come before the meeting.

HCI EXCHANGEABLE SHARES WILL BE VOTED AS INSTRUCTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2.

Dated
                 , 2001
  (insert date of signing)

         __________________________________

         __________________________________

Sign exactly as name appears on this voting instruction form. If HCI Exchangeable Shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If holder is a corporation, sign in full corporate name by an authorized officer.

                                       1
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                                                            DETACH HERE


                                                               PROXY


                                                     HOMESTAKE MINING COMPANY

                                                  1600  Riviera Avenue, Suite 200
                                                Walnut Creek, California 94596-3568

                                          ANNUAL MEETING OF STOCKHOLDERS - APRIL 27, 2001
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Jack E. Thompson, Walter T. Segsworth and Wayne Kirk as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned on March 6,
2001 at the annual meeting of stockholders, or any postponement or adjournment thereof.


-----------                                                                                                             -----------
SEE REVERSE                                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                  SEE REVERSE
   SIDE                                                                                                                    SIDE
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HOMESTAKE MINING COMPANY

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398
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---------------------------------------------------                   ---------------------------------------------------
               Vote by Telephone                                                       Vote by Internet
---------------------------------------------------                   ---------------------------------------------------
It's fast, convenient, and immediate!                                 It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                                  confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

---------------------------------------------------                   ---------------------------------------------------
Follow these four easy steps:                                          Follow these four easy steps:

1.  Read the accompanying Proxy Statement and                          1.  Read the accompanying Proxy Statement and
    Proxy Card.                                                            Proxy Card.

2.  Call the toll-free number                                          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                                       http://www.eproxyvote.com/hm
    Stockholders residing outside of the United
    States can call at no charge on a touch-tone                       3.  Enter your 14-digit Voter Control Number
    phone 1-201-536-8073.                                                  located on your Proxy Card above your name.

3.  Enter your 14-digit Voter Control Number                           4.  Follow the instructions provided.
    located on your Proxy Card above your name.

4.  Follow the recorded instructions.
---------------------------------------------------                   ---------------------------------------------------
Your vote is important!                                               Your vote is important!
Call 1-877-PRX-VOTE anytime!                                          Go to http://www.eproxyvote.com/hm anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                                        DETACH HERE

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBER 1 AND 2.


                                                                                                            For     Against  Abstain
1.  Election of three Class II Directors (term of three years).    2.  Approval of appointment of          [____]   [____]   [____]
    Nominees:  (01) Thomas J. O'Neil, (02) Walter T. Segsworth,        PricewaterhouseCoopers LLP as
               and (03) Jack E. Thompson.                              independent auditors for 2001.
           FOR                       WITHHELD
           ALL     [_]         [_]   FROM ALL                          By execution of this proxy the undersigned hereby authorizes
        NOMINEES                     NOMINEES                          such proxies or their substitutes to vote in their
                                                                       discretion on such other business as may properly come before the meeting.

[_]
    -------------------------------------------------------------      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]
INSTRUCTION: To withhold authority to vote for one or more
nominee(s), print name(s) of nominee(s) on the line above.

                                                                       Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors,
                                                                       administrators, trustees, guardians, attorneys and agents
                                                                       should give their full titles. If stockholder is a
                                                                       corporation, sign in full corporate name by an authorized
                                                                       officer.

Signature:                                     Date:               Signature:                                     Date:
           ---------------------------------         ---------                ---------------------------------         ---------
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